SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – November 18, 2002

MELLON FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Pennsylvania	1-7410	25-1233834

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Mellon Center 500 Grant Street Pittsburgh, Pennsylvania (Address of principal executive offices)	15258 (Zip code)

Registrant’s telephone number, including area code – (412) 234-5000

ITEM 5.	OTHER EVENTS

By press release dated November 18, 2002, Mellon Financial Corporation (the “Corporation”) announced its participation along with Vinings Management Corporation in Vinings Mellon LLC. Vinings Mellon LLC is a new entity that will combine the capabilities of Vinings Management, a leading Atlanta-based provider of financial analysis, benefit administration and management services to sponsors of nonqualified benefit plans and taxable trusts, with the Corporation's strengths as a world-class provider of human resources and asset management services.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are filed herewith and, in the case of exhibits 1.5 and 4.11 are incorporated by reference into Registration Statement Nos. 333-33248 and 333-33248-01 pertaining to certain debt securities of Mellon Funding Corporation and the related guarantees of Mellon Financial Corporation.

Exhibit Number	Description

1.5	Underwriting Agreement dated as of November 18, 2002, between Mellon Funding Corporation (the “Company”), Mellon Financial Corporation (the “Guarantor”), Credit Suisse First Boston Corporation; Mellon Financial Markets, LLC; Merrill Lynch, Pierce, Fenner & Smith Incorporated; and Salomon Smith Barney Inc., as Underwriters, relating to the issuance and sale of $300,000,000 aggregate principal amount of the Company’s 5% Subordinated Notes due 2014 and the related guarantees of the Guarantor, together with the Mellon Funding Corporation Underwriting Agreement Standard Provisions (Debt) dated March 24, 2000.

4.11	Form of 5% Subordinated Note due 2014

99.1	Mellon Financial Corporation Press Release dated November 18, 2002, announcing the matter referenced in Item 5 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MELLON FINANCIAL CORPORATION

Date:	November 26, 2002	By:	MICHAEL A. BRYSON Michael A. Bryson Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing

1.5	Underwriting Agreement dated as of November 18, 2002	Filed herewith

4.11	Form of 5% Subordinated Note due 2014	Filed herewith

99.1	Press Release dated November 18, 2002	Filed herewith